Contact:
Euronet Worldwide, Inc.
John Livers
+1-913-327-4200

Euronet Worldwide Reports Second Quarter 2011 Financial Results

LEAWOOD, KANSAS, USA - July 26, 2011 - Euronet Worldwide, Inc. (“Euronet” or the “Company”) (NASDAQ: EEFT), a leading electronic payments provider, reports second quarter 2011 financial results.

Euronet reports the following consolidated results for the second quarter 2011:

•	Revenues of $279.8 million, compared to $244.2 million for the second quarter 2010.

•	Operating income of $18.8 million, compared to $16.5 million for the second quarter 2010.

•	Adjusted EBITDA(1) of $37.4 million, compared to $32.6 million for the second quarter 2010.

•	Net income attributable to Euronet of $11.9 million, or $0.23 diluted earnings per share, compared to a loss of $1.5 million, or $0.03 diluted loss per share, for the second quarter 2010.

•	Adjusted cash earnings per share(2) of $0.35, compared to $0.30 for the second quarter 2010.

•	Transactions of 503 million, compared to 406 million for the second quarter 2010.

See the reconciliation of non-GAAP items in the attached financial schedules.

Euronet Chairman and Chief Executive Officer, Michael Brown, said “Our business has proven to be adaptable by quickly overcoming more than $15.0 million in annual operating income impacts of the previously announced Polish and German ATM rate changes. Our success in developing and selling value added products, renegotiating contracts with service providers and expanding in new markets, combined with the strengthening of currencies of the countries where we operate, resulted in all segments contributing to double-digit percentage improvements in cash EPS, revenues, operating income and adjusted EBITDA over the prior year."

Euronet generates over 75% of its revenue from non-U.S. operations. The results for the second quarter 2011 reflect the strengthening of foreign currency exchange rates to the U.S. dollar when compared to the second quarter 2010. Applying the average foreign currency exchange rates of the second quarter 2010 to the second quarter 2011 consolidated results, revenues, operating income and adjusted EBITDA would have been lower than reported amounts by $26.2 million, $2.8 million and $4.0 million, respectively, resulting in year-over-year increases in revenues and adjusted EBITDA of 4% and 2%, respectively, and a year-over-year decrease in operating income of 3%.

Segment and Other Results

The EFT Processing Segment reports the following results for the second quarter 2011:

•	Revenues of $50.4 million, compared to $46.5 million for the second quarter 2010.

•	Operating income of $9.2 million, compared to $8.2 million for the second quarter 2010.

•	Adjusted EBITDA of $14.5 million, compared to $12.7 million for the second quarter 2010.

•	Transactions of 233 million, compared to 197 million for the second quarter 2010.

•	ATMs operated of 12,058 as of June 30, 2011, compared to 10,408 as of June 30, 2010.

Applying the average foreign currency exchange rates of the second quarter 2010 to the second quarter 2011 results, revenues, operating income and adjusted EBITDA would have been lower than reported amounts by $4.6 million, $0.9 million and $1.4 million, respectively, resulting in a year-over-year decrease in revenues of 2% and increases in operating income and adjusted EBITDA of 1% and 3%, respectively.

In less than a year, the EFT Processing Segment overcame the Polish and German ATM rate changes that reduced annual operating income by over $15.0 million. This recovery was driven primarily by developing and selling value added products, renegotiating contracts with ATM service providers, expanding into new markets and increasing ATMs under management.

Transaction growth of 18% was primarily attributable to the Company's European cross-border, Indian Cashnet and Polish operations.

The epay Segment reports the following results for the second quarter 2011:

•	Revenues of $156.5 million, compared to $137.6 million for the second quarter 2010.

•	Operating income of $13.5 million, compared to $9.6 million for the second quarter 2010.

•	Adjusted EBITDA of $17.9 million, compared to $13.4 million for the second quarter 2010.

•	Transactions of 264 million, compared to 204 million for the second quarter 2010.

•	Point of sale ("POS") terminals of 588,000 as of June 30, 2011, compared to 515,000 as of June 30, 2010.

•	Retailer locations of 276,000 as of June 30, 2011, compared to 241,000 as of June 30, 2010.

Applying the average foreign currency exchange rates of the second quarter 2010 to the second quarter 2011 results, revenues, operating income and adjusted EBITDA would have been lower than reported amounts by $16.8 million, $1.4 million and $1.8 million, respectively, resulting in year-over-year increases in revenues, operating income and adjusted EBITDA of 2%, 26% and 20%, respectively.

Revenue and profit expansion in the epay Segment was driven by non-mobile products, the acquisition in Brazil and transaction increases in most markets driven by customer additions and increased demand for mobile and non-mobile products. These improvements more than offset transaction declines in the U.K. and Australia, which were mostly driven by economic and competitive pressures and lower cost call plans. The 29% year-over-year increase in transactions was mostly the result of growth in markets where the revenue per transaction is low but have strong contributions to gross profit. The 26% increase in constant dollar operating income was driven by transaction growth, non-mobile products, the September 2010 acquisition in Brazil and lower operating costs.

The Money Transfer Segment reports the following results for the second quarter 2011:

•	Revenues of $73.0 million, compared to $60.1 million for the second quarter 2010.

•	Operating income of $5.0 million, compared to $4.2 million for the second quarter 2010.

•	Adjusted EBITDA of $10.0 million, compared to $9.2 million for the second quarter 2010.

•	Total transactions of 6.0 million, compared to 5.3 million for the second quarter 2010.

•	Network locations of 133,000 as of June 30, 2011, compared to 104,000 as of June 30, 2010.

Applying the average foreign currency exchange rates of the second quarter 2010 to the second quarter 2011 results, revenues, operating income and adjusted EBITDA would have been lower than reported amounts by $4.8 million, $0.5 million and $0.8 million, respectively, resulting in year-over-year increases in revenues and operating income of 13% and 7%, respectively, and no change in adjusted EBITDA.

Transactions grew in all originating markets, and included a 22% increase in European and other foreign country transfers and a 32% increase in non-money transfer transactions, such as check cashing and bill payment. However, operating cost increases for store and agent expansion and marketing incurred for product launches tempered the growth in profitability.

Corporate and other had $8.9 million of expense for the second quarter 2011 compared to $5.5 million for the second quarter 2010. The increase in year-over-year corporate expense is attributable to higher stock and incentive compensation accruals.

Balance Sheet and Financial Position
The Company's unrestricted cash on hand was $225.5 million as of June 30, 2011, compared to $220.7 million as of March 31, 2011 and total indebtedness was $295.6 million as of June 30, 2011, compared to $294.1 million as of March 31, 2011.

Guidance
The Company currently expects adjusted cash earnings per share for the third quarter 2011 to be approximately $0.37, assuming foreign currency rates remain stable through the end of the quarter.

Non-GAAP Measures
We believe that adjusted EBITDA and adjusted cash earnings per share provide useful information to investors because they are indicators of the actual operating performance of our ongoing business operations. These calculations are used to more fully describe the results of the business and are commonly used as a basis for investors, analysts and credit rating agencies to evaluate ongoing operating performance.

The Company's management analyzes historical results adjusted for certain items that are non-cash, non-operational or non-recurring. Management believes the exclusion of these items provides a more complete and comparable basis for evaluating the underlying business unit performance. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

(1) Adjusted EBITDA is defined as net income excluding income tax expense, depreciation, amortization, share-based compensation expenses and other non-operating or non-recurring items. Although these items are considered expenses under U.S. GAAP, these expenses are non-operating, non-cash or current period allocations of costs associated with long-lived assets acquired in prior periods.

(2) Adjusted cash earnings per share is defined as diluted U.S. GAAP earnings per share excluding the tax-effected impacts of: a) foreign exchange gains or losses, b) discontinued operations, c) gains or losses from the early retirement of debt, d) share-based compensation, e) acquired intangible asset amortization, f) non-cash interest expense, g) non-cash income tax expense, and h) other non-operating or non-recurring items. Adjusted cash earnings per share includes shares potentially issuable in settlement of convertible bonds or other obligations, if the assumed issuances are dilutive to adjusted cash earnings per share.

Conference Call and Slide Presentation
Euronet Worldwide will host an analyst conference call on Wednesday, July 27, 2011, at 9:00 a.m. Eastern Time to discuss these results. To listen to the call via telephone, dial 877-303-6313 (USA) or +1-631-813-4734 (non-USA). The conference call will also be available via webcast at www.euronetworldwide.com or http://ir.euronetworldwide.com. Participants should go to the website at least 5 minutes prior to the scheduled start time of the event to register. A slideshow will be included in the webcast.

A webcast replay will be available beginning approximately one hour after the event at www.euronetworldwide.com or http://ir.euronetworldwide.com. An audio replay of the event will also be available by dialing 855-859-2056 (USA) or +1-404-537-3406 (non-USA). The replay passcode is 83170251. The call and webcast replays will be available for one month and one year, respectively.

About Euronet Worldwide, Inc.
Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, consumer money transfer and bill payment services, and electronic distribution for prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 12,058 ATMs, approximately 53,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 33 countries; card software solutions; a prepaid processing network of approximately 588,000 POS terminals at approximately

276,000 retailer locations in 29 countries; and a consumer-to-consumer money transfer network of approximately 133,000 locations serving 133 countries. With corporate headquarters in Leawood, Kansas, USA, and 44 worldwide offices, Euronet serves clients in approximately 150 countries. For more information, please visit the Company's website at www.euronetworldwide.com.

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions; technological developments affecting the market for the Company's products and services; foreign currency exchange fluctuations; the Company's ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; and changes in laws and regulations affecting the Company's business, including immigration laws. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company or the SEC. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

EURONET WORLDWIDE, INC.
Consolidated Statements of Operations
(unaudited - in millions, except share and per share data)

	Three Months Ended
	June 30,
	2011	2010

Revenues	$279.8	$244.2

Operating expenses:
Direct operating costs	175.4	160.8
Salaries and benefits	43.8	31.5
Selling, general and administrative	27.0	21.8
Depreciation and amortization	14.8	13.6
Total operating expenses	261.0	227.7
Operating income	18.8	16.5

Other income (expense):
Interest income	1.5	0.6
Interest expense	(5.3)	(5.1)
Income from unconsolidated affiliates	0.4	0.4
Foreign exchange gain (loss), net	3.7	(9.3)
Total other income (expense), net	0.3	(13.4)
Income before income taxes	19.1	3.1

Income tax expense	(6.8)	(4.3)

Net income (loss)	12.3	(1.2)
Net income attributable to noncontrolling interests	(0.4)	(0.3)
Net income (loss) attributable to Euronet Worldwide, Inc.	$11.9	$(1.5)

Earnings (loss) per share attributable to Euronet
Worldwide, Inc. stockholders - diluted
Earnings (loss) per share	$0.23	$(0.03)

Diluted weighted average shares outstanding	51,957,942	50,914,453

EURONET WORLDWIDE, INC.
Condensed Consolidated Balance Sheets
(in millions)

	As of
	June 30,	As of
	2011	December 31,
	(unaudited)	2010

ASSETS
Current assets:
Cash and cash equivalents	$225.5	$187.2
Restricted cash	112.6	108.7
Inventory - PINs and other	67.2	97.2
Trade accounts receivable, net	280.4	288.8
Other current assets, net	47.7	46.1

Total current assets	733.4	728.0

Property and equipment, net	96.6	91.5
Goodwill and acquired intangible assets, net	561.7	541.5
Other assets, net	52.4	48.4

Total assets	$1,444.1	$1,409.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and other current liabilities	$530.8	$566.5
Short-term debt obligations	4.5	4.9

Total current liabilities	535.3	571.4

Debt obligations, net of current portion	288.9	286.1
Capital lease obligations, net of current portion	2.2	2.4
Deferred income taxes	21.9	22.0
Other long-term liabilities	8.7	8.6

Total liabilities	857.0	890.5

Equity	587.1	518.9

Total liabilities and equity	$1,444.1	$1,409.4

EURONET WORLDWIDE, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited - in millions)

	Three months ended June 30, 2011

	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$12.3

Add: Income tax expense					6.8
Deduct: Total other income, net					(0.3)

Operating income (loss)	$9.2	$13.5	$5.0	$(8.9)	18.8

Add: Depreciation and amortization	5.3	4.4	5.0	0.1	14.8
Add: Share-based compensation	—	—	—	3.8	3.8

Earnings (loss) before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA) (1)	$14.5	$17.9	$10.0	$(5.0)	$37.4

	Three months ended June 30, 2010

	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net loss					$(1.2)

Add: Income tax expense					4.3
Add: Total other expense, net					13.4

Operating income (loss)	$8.2	$9.6	$4.2	$(5.5)	16.5

Add: Depreciation and amortization	4.5	3.8	5.0	0.3	13.6
Add: Share-based compensation	—	—	—	2.5	2.5

Earnings (loss) before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA) (1)	$12.7	$13.4	$9.2	$(2.7)	$32.6

(1) Adjusted EBITDA is a non-GAAP measure that should be considered in addition to, and not a substitute for, net income and operating income computed in accordance with U.S. GAAP.

EURONET WORLDWIDE, INC.
Reconciliation of Adjusted Cash Earnings per Share
(unaudited - in millions, except share and per share data)

	Three Months Ended
	June 30,
	2011	2010

Net income (loss) attributable to Euronet Worldwide, Inc.	$11.9	$(1.5)

Foreign exchange (gain) loss, net of tax	(3.7)	9.2
Intangible asset amortization, net of tax	4.2	4.5
Share-based compensation, net of tax	3.6	2.3
Non-cash 3.5% convertible debt accretion interest, net of tax	1.9	1.8
Change in value of acquisition contingent consideration	(0.1)	—
Non-cash GAAP tax expense (benefit)	0.6	(0.7)

Adjusted cash earnings (1)	$18.4	$15.6

Adjusted cash earnings per share - diluted (1)	$0.35	$0.30

Diluted weighted average shares outstanding	51,957,942	50,914,453

Incremental shares from assumed conversion of stock options and restricted stock	—	704,811
Effect of unrecognized share-based compensation on diluted shares outstanding	610,044	852,031
Adjusted diluted weighted average shares outstanding	52,567,986	52,471,295

(1) Adjusted cash earnings and adjusted cash earnings per share are non-GAAP measures that should be considered in addition to, and not as a substitute for, net income and earnings per share computed in accordance with U.S. GAAP.